EXHIBIT 10.1

2011 Bonuses

Executive Officer	2011 Bonus Amount
David Hung, M.D. President and Chief Executive Officer	$894,758
Cheryl Cohen Chief Commercial Officer	136,233
C. Patrick Machado Chief Business Officer and Chief Financial Officer	433,650
Lynn Seely, M.D. Chief Medical Officer	446,250

2012 Base Salaries

Executive Officer	Fiscal 2012 Base Salary (Effective January 1, 2012)
David Hung, M.D. President and Chief Executive Officer	$725,000
Cheryl Cohen Chief Commercial Officer	425,000
C. Patrick Machado Chief Business Officer and Chief Financial Officer	464,200
Lynn Seely, M.D. Chief Medical Officer	464,200